UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2020 (December 30, 2019)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Consulting Agreement

On December 30, 2019, Cool Holdings, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Fountain Asset Corp., Cher Holdings Inc. and Mr. Kevin Reid (collectively, the “Consultants”).  Pursuant to the Consulting Agreement, the Company appointed the Consultants to perform for the benefit of the Company certain services (the “Services”).  Such Services the Consultants have agreed to perform include: advise on the Company’s capital restructuring, providing strategic planning, assisting with implementing business planning and strategy as well as financing strategy, and assist with prospective merger and acquisitions targets.

The Consultants have agreed to perform the Services in exchange for a consulting fee payable by the Company through the issuance of an aggregate of 10,000,000 shares of its common stock (the “Shares”) and warrants (the “Warrants”, collectively with the Shares, the “Equity Securities”) to purchase up to an additional 10,000,000 Shares (the “Warrant Shares”). Each Warrant is exercisable for a period of twelve months from the date of issuance thereof, at a price of $0.05 per Warrant Share.

The Consulting Agreement’s other provisions include the Consultants being appointed, on an exclusive basis by the Company, to perform the Services as independent contractors without the right or authority to otherwise obligate the Company in any manner. The Consultants and the Company are also obligated to treat as confidential and not disclose important information that is communicated or provided to one of them, by the other, in connection with the performance of the Services.  The Consultants, while being permitted to carry on providing similar Services to other companies, are required to notify the Company upon a serious conflict which arises as a result of their consulting activities.  The Consulting Agreement will terminate on February 29, 2020, unless otherwise extended by the Company and the Consultants.

Amendment Agreements

On December 30, 2019, Company also entered into amendment agreements (the “Amendments”) with the Consultants as holders of a principal amount of $1,300,000 of debt pursuant to convertible notes issued in October 2018 (the “Convertible Notes”).  The Amendments extend the maturity date of the Convertible Notes until February 29, 2020, and grant each of the Consultants a security interest over the assets of the Company (the “Security Interest”) equal to the amount of debt outstanding under their Convertible Note.

The Security Interest ranks below the security interest granted to GameStop Corp. (“GameStop”) pursuant to the promissory note, reimbursement and indemnification agreement and security agreement the Company entered into with GameStop, and previously disclosed on the Current Report on Form 8-K filed on September 26, 2019.  The Company is obligated to use commercially reasonable efforts to ensure the Security Interest ranks senior to all its other debt.  The Consultants and the Company will both use commercially reasonable efforts to enter into a general security agreement, or other applicable customary documentation, by January 31, 2020, to evidence the Security Interest.

The foregoing is a summary of certain material terms and conditions of the Consulting Agreement and Amendments, and are not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the forms of the Consulting Agreement and Amendments attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  In connection with the Consulting Agreement, the issuance of Equity Securities, being shares of common stock and warrants to purchase shares of common stock of the Company, will be made in reliance on the exemption from registration provided by Section 4(a)(2) the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1	Form of Consulting Agreement
4.2	Form of Amendment No. 4 to October 2018 12.0% Unsecured Convertible Note
4.3	Form of Amendment No. 3 to October 2018 12.0% Unsecured Convertible Note

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date: January 6, 2020	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer